SUBSIDIARIES OF THE REGISTRANT


Subsidiary                                        Jurisdiction of Incorporation
----------                                        -----------------------------

TRAK International, Inc.                                    Delaware
Lull International, Inc.                                    Delaware
Snorkel International, Inc.                                 Delaware

Subsidiaries of Snorkel International, Inc.:

   Snorkel Elevating Work Platforms Pty Limited             Australia
   Snorkel Elevating Work Platforms Limited                 New Zealand